Exhibit 99

KBW 2017 Community Bank Investor Conference AUGUST 1, 2017 SYMBOL: MFSF AUGUST 1, 2017

MutualFirst Financial, Inc. (MFSF) Chris Cook CPA, MBA, SVP Treasurer & CFO -------- c hris.cook@bankwithmutual.com Dave Heeter President & CEO -------- dave.heeter@bankwithmutual.com

Forward Looking Statement This presentation contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may appear in a number of places in this presentation and include statements regarding the intent, belief, outlook, estimate or expectations of the company, its directors or its officers primarily with respect to future events and the future financial performance of the company, including but not limited to preliminary estimated ProForma combined financial information. Readers of this presentation are cautioned that any such forward looking statements are not guarantees of future events or performance and involve risk and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. These factors include, but are not limited to, the loss of deposits and loan demand to competitors; substantial changes in financial markets; changes in real estate values and the real estate market; regulatory changes; or other risk factors discussed in the latest SEC form 10 - k. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

MutualFirst Financial Today • “MFSF” Nasdaq Global Market • $262 million Market Capitalization • Russell 2000 Index • $1.6 billion in Assets • $1.2 billion in Gross Loans & Deposits • 27 Full - Service Financial Centers • 436 Employees MutualBank Today

Footprint Loan Production Office MutualWealth Office Full - Service Financial Centers

Financial Trends SYMBOL: MFSF AUGUST 1, 2017

Momentum (Year - End) 2012 2013 2014 2015 2016 Diluted EPS $0.82 $1.09 $1.49 $1.62 $1.76 Return on Assets (ROA) 0.50% 0.66% 0.79% 0.85% 0.87% Return on Equity (ROE) 5.47% 7.42% 9.42% 9.49% 9.56% Net Interest Margin 3.05% 3.13% 3.26% 3.22% 3.17% Efficiency Ratio 71.69% 73.50% 72.42% 71.78% 71.12% Non - performing Assets 2.21% 1.22% 0.75% 0.65% 0.42% Tangible Common Equity 7.62% 7.91% 8.72% 9.11% 8.90% Common Stock Dividend $0.24 $0.24 $0.32 $0.48 $0.58 Stock Price $11.43 $17.13 $21.88 $24.80 $33.10 Tangible Book Value $15.33 $15.46 $17.12 $18.11 $18.82

ROE vs. Peers Peer Group = SNL Midwest Single Bank H.C., Public Banks/Thrifts > $1B and < $3B in Assets, < 20% Ag.

Momentum (Six Months Ended) 2012 2013 2014 2015 2016 2017 Diluted EPS $0.33 $0.48 $0.63 $0.76 $0.86 $0.95 Return on Assets (ROA) 0.43% 0.58% 0.67% 0.80% 0.87% 0.91% Return on Equity (ROE) 4.58% 6.27% 8.10% 8.98% 9.48% 10.09% Net Interest Margin 3.06% 3.08% 3.27% 3.19% 3.14% 3.25% Efficiency Ratio 72.71% 73.13% 73.04% 72.66% 71.61% 69.41% Non - performing Assets 2.23% 1.77% 0.94% 0.60% 0.46% 0.27% Tangible Common Equity 7.14% 7.65% 8.34% 8.89% 9.23% 9.17% Common Stock Dividend $0.12 $0.12 $0.14 $0.24 $0.28 $0.32 Stock Price $10.50 $14.11 $19.08 $23.23 $27.35 $35.70 Tangible Book Value $15.00 $15.14 $16.41 $17.36 $19.01 $19.65

Investment Mix 12/31/2012 6/30/2017 87.0% 7.2% 59.6% 34.1% 1.2% 4.6% 6.3% MBS/CMO Corporates Municipals Others Symbol: MFSF

Loan Mix 12/31/2012 6/30/2017 53.1% 10.0% 7.6% 29.3% 39.2% 6.0% 15.4% 39.4% Symbol: MFSF Mortgage Commercial Non - RE Consumer RE Consumer

Commercial Loan Growth $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 $450,000 $500,000 2012 2013 2014 2015 2016 2017 (June 30) (IN THOUSANDS) Symbol: MFSF 288,848 289,540 319,595 375,682 456,133 17.5% 21.4% 0.2% 10.4% 4.7%* 466,954 * = Annualized

Non - RE Consumer Loan Growth $0 $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 $200,000 2012 2013 2014 2015 2016 2017 (June 30) 1.5% 14.6% 26.7% 14.6% 19.7%* 98,586 100,041 114,657 145,272 166,433 182,836 (IN THOUSANDS) Symbol: MFSF * = Annualized

Deposit Mix 12/31/2012 6/30/2017 48.8% 21.9% 8.3% 9.3% 11.7% 32.3% 14.4% 25.6% 11.8% 15.9% Certificates Interest Bearing Checking Non - Interest Checking Money Markets Savings Symbol: MFSF

Transactional Deposit Growth $250,000 $350,000 $450,000 $550,000 $650,000 $750,000 $850,000 2012 2013 2014 2015 2016 2017 (June 30) Core Certificates 5.8% 5.7% 9.3% 10.8% 606,066 641,289 678,038 740,760 780,642 794,153 3.5%* (IN THOUSANDS) Symbol: MFSF * = Annualized

Net Interest Income / Margin 2.50% 2.70% 2.90% 3.10% 3.30% 3.50% 3.70% 3.90% 20,000 25,000 30,000 35,000 40,000 45,000 50,000 2012 2013 2014 2015 2016 2017 (June 30) Net Interest Income Margin 40,644 40,443 42,973 44,555 42,255 3.05% 3.13% 3.26% 3.22% 3.17% 47,570* 3.25% (IN THOUSANDS) Symbol: MFSF * = Annualized

2015 - 2019 Strategic Plan MOMENTUM AUGUST 1, 2017

Where are we going? MutualVision How do we get there? MutualWay What are the rules of the road? MutualValues

MutualVision We exist to help people live better lives While our specific route may change, our ultimate destination will not.

MutualWay The MutualWay is the framework that encompasses all activities associated with accomplishing the MutualVision. It’s our roadmap that ensures value in the delivery of products and services to all internal & external clients. Consideration that ALL of our stakeholders (Shareholders , Customers , Employees, and Communities) have a vested interest in our success Utilizing creativity and technology to deliver simple solutions to complex needs An understanding of what our clients value to determine the most effective and efficient process to deliver that value

CHARACTER Any success that jeopardizes our integrity is worthless. Even when it’s difficult , we exercise the highest standard of ethics and seek to do the right thing, always. COMPASSION People don’t care about how much you know until they know how much you care. In other words, compassion is THE prerequisite to building trusted, loyal, and beneficial relationships with balance to all stakeholders. COMPETITION Like the most successful athletes, the most successful companies, are highly competitive. Our ultimate reward is the satisfaction of knowing that we’ve done our absolute best. CLASS Every experience stakeholders have with us, whether it’s in person, with advertising or online, will impact their perception of MutualBank. Therefore , we ensure that every M utualBank touch - point maintains and improves our reputation in the marketplace. MutualValues

Strategic Plan Focus Areas

Our focus areas are the three broad categories of products and services we offer. They are the “lanes” we accelerate in and they all work together on the road to help people live better lives.

Focus Area Goals Increase Outstanding Loan Balances COMMERCIAL & BUSINESS BANKING

Focus Area Goals Grow Consumer Loan Balances PERSONAL BANKING

Focus Area Goals Grow Active Accounts PERSONAL BANKING

Focus Area Goals Grow Mortgage Market Share in Each of Our Markets PERSONAL BANKING

Focus Area Goals PERSONAL BANKING Grow Annual Investment Income

Focus Area Goals Increase Gross Revenue WEALTH MANAGEMENT

Focus Area Goals WEALTH MANAGEMENT Maintain Operating Margin at 30%

Why MutualFirst Financial? Enhanced performance will provide substantial increase in shareholder value resulting in multiple strategic alternatives Experienced bank professionals executing a strategic plan: + Focus on relationships Expansion into new growth markets Enhanced service delivery +

Source: Yahoo Finance MFSF Stock Performance 1/1/12 6/30/17 MFSF +376.92%

KBW 2017 Community Bank Investor Conference AUGUST 1, 2017 SYMBOL: MFSF AUGUST 1, 2017